Exhibit 99.4

Fiberweb Limited

CONDENSED CONSOLIDATED INCOME

STATEMENT (unaudited)

Nine months ended 30 September

		Nine months ended 30 September 2013		Nine months ended 30 September 2012
		Total		Total
	Note	£’m		£’m
Continuing Operations
Revenue	3	220.3		229.3
Cost of sales		(173.4)		(180.9)

Gross profit		46.9		48.4
Distribution costs		(22.1)		(22.8)
Administrative expenses		(40.6)		(18.4)
Other operating income	4	2.3		2.0
Restructuring costs	5	(3.7)		(3.4)

Operating (loss)/ profit from continuing operations	3	(17.2)		5.8
Investment income		—		0.6
Finance cost		(0.7)		(1.8)

Net finance expense	6	(0.7)		(1.2)

(Loss)/profit before tax		(17.9)		4.6
Income tax on operations	7	(2.8)		(2.2)

(Loss)/ profit for the period from continuing operations		(20.7)		2.4

Loss for the period from discontinued operations	15	—		(0.1)

Net (loss)/profit for the period		(20.7)		2.3
Attributable to:
Equity holders of the parent		(20.6)		2.3
Non-controlling interest		(0.1)		—

		(20.7)		2.3

(Loss)/Earnings per share, attributable to the ordinary equity holders of the parent
Continuing operations
Basic	9	(11.9	)p	1.4p
Diluted	9	(11.9	)p	1.4p

From continuing operations and discontinued operations
Basic	9	(11.9	)p	1.3p
Diluted	9	(11.9	)p	1.3p

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (unaudited)

Nine months ended 30 September

	Nine months ended
	30 September 2013	30 September 2012
	£’m	£’m

Net (loss)/profit for the period	(20.7)	2.4

Items that will not be reclassified subsequently to profit or loss:

Actuarial gains on defined benefit pension schemes	1.3	1.6
Tax on items recognised directly in equity	(0.4)	(0.1)

Items that may be reclassified subsequently to profit or loss:

Exchange differences on translation of foreign operations	1.5	(6.5)

Cash flow hedges:
- Gains arising during the period	0.1	—
- Less: reclassification adjustments for gains included in profit	(0.1)	—

Total comprehensive expense for the period	(18.3)	(2.7)

Attributable to:
Equity holders of the parent	(18.2)	(2.7)
Non-controlling interest	(0.1)	—

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

As at 30 September

		30 September 2013	31 December 2012*
	Note	£’m	£’m
Non-current assets
Intangible assets:
Goodwill	11	19.4	39.0
Other intangible assets	10	8.2	6.0
Property, plant and equipment	10	88.3	86.3
Deferred tax assets		9.8	15.5

		125.7	146.8
Current assets
Inventories		44.4	36.4
Trade and other receivables		43.0	44.2
Cash and cash equivalents		9.1	14.6
Assets held for sale		—	0.7

		96.5	95.9

TOTAL ASSETS		222.2	242.7

Current liabilities
Trade and other payables		(48.5)	(49.7)
Tax liabilities		(6.5)	(7.3)
Obligations under finance leases		—	(0.1)
Bank overdrafts and loans	12	(3.3)	—
Provisions		(4.7)	(2.5)
Liabilities classified as held for sale		—	(0.2)

		(63.0)	(59.8)

Net current assets		33.5	36.1

Non-current liabilities
Bank loans	12	(2.1)	—
Retirement benefit obligations		(4.9)	(5.5)
Deferred tax liabilities		(1.5)	(3.4)

		(8.5)	(8.9)

TOTAL LIABILITIES		(71.5)	(68.7)

NET ASSETS		150.7	174.0

Equity
Share capital		8.7	8.7
Share premium account		110.8	110.8
Merger reserve		93.5	93.5
Other reserve		93.1	93.1
Capital reserve		0.5	0.3
Translation reserve		5.1	3.6
Hedging reserve		0.1	0.1
Retained earnings		(161.7)	(136.1)

Equity attributable to equity holders of the parent		150.1	174.0

Equity attributable to non-controlling interests		0.6	—

TOTAL EQUITY		150.7	174.0

*	Comparative periods have been restated following the adoption of IAS 19 Employee Benefits which has been applied retrospectively (see Note 20).

CONDENSED CONSOLIDATED CASH FLOW STATEMENT (unaudited)

Nine months ended 30 September

		Nine months ended
		30 September 2013	30 September 2012
	Note	£’m	£’m
Operating activities
Net cash flows from operating activities	16	7.4	11.1

Investing activities
Purchase of property, plant and equipment		(8.6)	(12.1)
Purchase of intangible assets		(2.9)	(0.3)
Proceeds on disposal of property, plant and equipment		3.0	0.2
Proceeds on disposal of businesses	14, 15	0.6	15.0
Interest received		0.1	0.6
Acquisition of business, net of cash acquired	13	(2.0)	—

Net cash (outflow)/inflow from investing activities		(9.8)	3.4

Financing activities
Commitment fees paid		(0.2)	(0.5)
Facility fees paid		(0.6)	—
Interest paid		(0.1)	(3.0)
Dividends paid to shareholders		(3.8)	(3.5)
Cash paid for foreign exchange forward contracts carried at fair value through profit or loss		(0.1)	—
Repayment of interest rate swap break costs		—	(2.7)
Repayment of interest rate swaps on termination		—	(2.0)
Repayment of external loans		—	(158.5)
Repayment of obligations under finance leases		(0.1)	(0.2)

Net cash outflow from financing activities		(4.9)	(170.4)

Net decrease in cash and cash equivalents		(7.3)	(155.9)
Foreign exchange differences		(1.5)	—
Net Cash and cash equivalents at beginning of period		14.6	182.3

Net Cash and cash equivalents at end of period		5.8	26.4

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (unaudited)

Nine months ended 30 September 2013

	Equity attributable to equity holders of the parent								Non- controlling interest
	Share	Share	Merger	Other	Capital	Hedging	Translation	Retained		Total
	capital	premium	reserve	reserve	reserve	reserve	reserve	Earnings		Equity
	£’m	£’m	£’m	£’m	£’m	£’m	£’m	£’m	£’m	£’m

At 1 January 2012 (Restated*)	8.7	110.8	93.5	93.1	0.8	—	8.7	(135.9)	—	179.7

Profit for the period	—	—	—	—	—	—	—	2.3	—	2.3
Other comprehensive (expense)/income for the period	—	—	—	—	—	—	(6.5)	1.5	—	(5.0)

Total comprehensive (expense)/income for the period	—	—	—	—	—	—	(6.5)	3.8	—	(2.7)

Transfer to income:
Movements related to share based payments	—	—	—	—	(0.4)	—	—	0.3	—	(0.1)
Dividends paid	—	—	—	—	—	—	—	(5.2)	—	(5.2)

At 30 September 2012	8.7	110.8	93.5	93.1	0.4	—	2.2	(137.0)	—	171.7

At 1 January 2013	8.7	110.8	93.5	93.1	0.3	0.1	3.6	(136.1)	—	174.0

Loss for the period	—	—	—	—	—	—	—	(20.6)	(0.1)	(20.7)

Other comprehensive income for the period	—	—	—	—	—	—	1.5	0.9	—	2.4

Total comprehensive income/(expense) for the period	—	—	—	—	—	—	1.5	(19.7)	(0.1)	(18.3)

Transfer to income:
Movements related to share based payments	—	—	—	—	0.2	—	—	—	—	0.2

Arising on acquisition	—	—	—	—	—	—	—	—	0.7	0.7

Dividends	—	—	—	—	—	—	—	(5.9)	—	(5.9)

At 30 September 2013	8.7	110.8	93.5	93.1	0.5	0.1	5.1	(161.7)	0.6	150.7

*	Comparative periods have been restated following the adoption of IAS 19 Employee Benefits which has been applied retrospectively (see Note 20).

1. General information

The information for the year ended 31 December 2012 does not constitute statutory accounts as defined in section 434 of the Companies Act 2006. A copy of the statutory accounts for that year has been delivered to the Registrar of Companies. The auditor’s report on those accounts was not qualified, did not include a reference to any matters to which the auditors drew attention by way of emphasis without qualifying the report and did not contain statements under section 498(2) or (3) of the Companies Act 2006.

2. Accounting policies

The annual financial statements of Fiberweb Limited (formerly Fiberweb plc) are prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the IASB. The condensed consolidated financial statements have been prepared in accordance with International Accounting Standard 34 (IAS) Interim Financial Reporting.

Basis of preparation

After making enquiries, including an assessment of the Group’s funding arrangements, the directors have a reasonable expectation that the Company and the Group have adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the condensed consolidated financial statements. Fiberweb plc was acquired by Polymer Group Inc. (“PGI”) on 15 November 2013 (see Note 21).

The preparation of the condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the end of the reporting period, and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

IAS 19 Revised Employee Benefits (effective 1 January 2013) has been adopted retrospectively. Comparative periods have been restated in accordance with IAS 19 (see Note 20).

During the period, the following new and Standards have been adopted but have no significant effect on the consolidated results or financial position in these Financial Statements.

•	IFRS 10 Consolidated Financial Statements

•	IFRS 11 Joint Arrangements

•	IFRS 12 Disclosure of Interest in Other Entities

•	IFRS 13 Fair Value Measurement

3. Segmental information

The Group’s reportable segments are Technical Fabrics and Geosynthetics. Management review trading results of the divisions before allocation of global Research and Development costs (R&D) and Health and Safety expenses (HSE) – shown in the tables below as trading profit.

With effect from 1 January 2013, commercial responsibility for the Group’s European construction activity transferred to the Geosynthetics Division. Accordingly, the sales and operating results of this segment have been reclassified from the Technical Fabrics Division to the Geosynthetics Division. The prior period comparatives in the segmental revenues and results note (Note 3a) have therefore been restated. This has had no effect on the segmental assets and liabilities (Note 3b).

3a. Segmental revenues and results

Nine months ended 30 September 2013

	Technical
	Fabrics	Geosynthetics	Total
	£’m	£’m	£’m
External sales by origin	151.9	68.4	220.3

Trading (loss)	(4.9)	(1.4)	(6.3)
Unallocated corporate costs			(10.9)

Operating profit from continuing operations			(17.2)
Finance costs (net)			(0.7)

Loss before tax			(17.9)

Unallocated corporate costs primarily include the central costs for central functions that are not allocated to the reporting segments together with global R&D and health and safety costs.

Other information

	Technical Fabrics	Geosynthetics	Unallocated Corporate	Total
	£’m	£’m	£’m	£’m

Operating profit margin %	(5.6)%	(3.5)%	—	(7.8)%
Capital additions	6.8	0.9	3.7	11.4
Depreciation and amortisation	8.9	1.2	0.1	10.2
Impairment	23.6	—	—	23.6

3. Segmental information continued

3a. Segmental revenues and results continued

Nine months ended 30 September 2012

	Technical Fabrics	Geosynthetics	Total
	£’m	£’m	£’m
External sales by origin	154.9	74.4	229.3

Trading profit/(loss)	16.6	(2.7)	13.9
Unallocated corporate costs			(8.1)

Operating profit from continuing operations			5.8
Finance costs (net)			(1.2)

Profit before tax			4.6

Unallocated corporate costs primarily include the central costs for central functions that are not allocated to the reporting segments together with global R&D and health and safety costs.

Other information

	Technical		Unallocated
	Fabrics	Geosynthetics	Corporate	Total
	£’m	£’m	£’m	£’m

Operating profit margin %	9.4%	(5.4)%	—	2.5%
Capital additions	5.5	6.8	0.2	12.5
Depreciation and amortisation	8.7	0.6	0.2	9.5
Impairment	1.5	—	—	1.5

3b. Segment assets and liabilities

	30 September	31 December
	2013	2012*
	£’m	£’m

Assets:
Technical Fabrics	150.0	165.5
Geosynthetics	41.5	36.3

Segment assets, excluding tax assets and cash	191.5	201.8
Unallocated corporate assets	30.7	40.9

Consolidated total assets	222.2	242.7

Liabilities:
Technical Fabrics	41.5	42.5
Geosynthetics	7.7	8.1

Segment liabilities, excluding tax liabilities and debt	49.2	50.6
Unallocated corporate liabilities	22.3	18.1

Consolidated total liabilities	71.5	68.7

Unallocated corporate assets and liabilities primarily include cash and debt, tax balances and investments

*	Restated (see Note 20)

4. Other operating income

Other operating income for the nine months ended 30 September 2013 of £2.3 million (nine months ended 30 September 2012: £2.0 million) comprises government grants, operating lease income, income from transitional services provided to Fitesa following the disposal of the Hygiene businesses and other sundry items. Operating lease income includes £0.5 million income (nine months ended 30 September 2012: £0.5 million) in respect of the medical line which is leased to Fitesa following the disposal of the Hygiene business.

Other operating income of £0.8 million represents the £2.5 million gain on the disposal of the resin bond line in Terno d’Isola to Fitesa. This is offset by the write-off of a £1.7 million receivable balance from the former parent company, BBA Aviation plc, held in respect of indemnities provided for Corporation Tax liabilities, in accordance with the terms of the demerger agreement. This amount has been written off to match the release of a corresponding corporation tax creditor in respect of pre-demerger tax risks which is no longer required.

5. Restructuring costs, impairment, and amortisation of acquired intangibles

Restructuring costs, amortisation of acquired intangibles and other items included within profit before tax amounted to £28.4 million (period ended 30 September 2012: £5.2 million). The main items included within this are:

Nine months ended 30 September 2013

Cost of sales include an impairment charge of £1.7 million in respect of Graphic Arts equipment and inventories in Old Hickory in the US.

Administrative expenses include impairment of the goodwill held in respect of Technical Fabrics in Europe of £22.0 million (see Note 11), amortisation of acquired intangible assets of £0.4 million, transaction costs of £1.8 million and a gain of £0.5m on the acquisition accounting for Terram Geosynthetics Private Limited.

Restructuring costs of £3.7 million comprised:

•	£1.3 million in respect of the cessation of manufacturing at the Ghiaie site in Italy following the disposal the resin bond line; and

•	£2.4 million in respect of an operational restructuring programme across the Group including the final closure of the Pontypool Geosynthetics site.

Nine months ended 30 September 2012

Cost of sales include an impairment charge of £1.6 million primarily in respect of a pilot line in Old Hickory in the US, and the profit on disposal of £0.2 million for previously impaired assets at Terno d’Isola in Italy.

Administrative expenses include the amortisation of acquired intangible assets.

Restructuring costs of £3.4 million comprised:

•	£2.6 million in respect of the final closure of manufacturing at the Terram site in Pontypool following the successful commissioning of the needlepunch line in Maldon.

•	£0.8 million of restructuring costs for the cost reduction programme as a result of the disposal of the Hygiene business reflecting the smaller size of the Group.

6. Investment income and finance costs

	Nine months ended
	30 September 2013	30 September 2012
	£’m	£’m
Interest on the Vendor Loan Note	—	0.6

Total investment income	—	0.6

Interest on bank loans and overdrafts	(0.2)	(0.3)

Total interest expense	(0.2)	(0.3)
Net finance expense from pension schemes	(0.1)	(0.7)
Interest capitalised in the cost of qualifying assets	—	0.1
Other finance costs	(0.4)	(0.9)

Total finance costs from continuing operations	(0.7)	(1.8)

Net finance expense from continuing operations	(0.7)	(1.2)

Other finance costs of £0.4 million (nine months ended 30 September 2012: £0.9 million) include normal amortisation of prepaid facility fees of £0.2 million (nine months ended 30 September 2012: £0.3 million) and commitment fees on the undrawn RCF of £0.2 million (nine months ended 30 September 2012: £0.6 million).

No finance costs were capitalised in the period. Capitalised finance costs in the prior period related to the construction of the needlepunch line in Maldon and the digital printer in Old Hickory, US (nine months ended 30 September 2012: £0.1 million).

7. Taxation

Nine months ended 30 September 2013

A tax charge of £2.8 million was recorded on the loss before tax of £17.9 million based on the estimated full year effective tax rate of 44.7% applied to the pre-tax income of the nine month period.

The tax charge of £2.8 million includes a deferred tax credit of £1.8 million in respect of the UK. All other tax items relate to overseas operations. In addition to the effective tax rate applied, a number of one-off items have been included in the tax charge. These include the write off of £4.9m of deferred tax assets held in respect of historic tax losses in Italy and Germany as a result of performance in these businesses. This is partially offset by the recognition of a £2.3 million deferred tax asset on US State tax historic losses which had not previously been recognised due to uncertainty over their recoverability and a £2.1 million reduction in a deferred tax liability on property, plant and equipment temporary differences.

The Group has recognised a current tax charge of £0.1 million and a deferred tax credit of £0.8 million in respect of restructuring costs, amortisation of acquired intangibles and other one-off items. There was no tax credit on the £22.0 million goodwill impairment recognised in the period. In addition, a corporation tax credit of £1.7 million has been recognised in respect of the release of a creditor held in respect of pre-demerger tax risks that is no longer required given the passage of time since demerger. This is offset by a corresponding reduction in the other receivable balance held (see Note 4).

Domestic income tax is calculated at 23.25% (nine months ended 30 September 2012: 24.5%) of the estimated assessable profit for the year. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

The Finance Act 2012, which provides for a reduction in the main rate of UK corporation tax from 24% to 23% effective from 1 April 2013, was substantively enacted on 3 July 2012. The UK corporation tax rate reduction to 21% from 1 April 2014 and 20% from 1 April 2015 was substantively enacted by the UK Government in July 2013. An adjustment has been recognised in the underlying tax charge to reduce the UK deferred tax asset recognised at 31 December 2012 from £5.5 million to £5.0 million to reflect the rate reduction to 20%.

Nine months ended 30 September 2012

A tax charge of £2.2 million was recorded on the profit before tax of £4.6 million based on the estimated full year effective tax rate of 34% applied to the pre-tax income of the nine month period. Within the tax charge, the Group has recognised a current tax charge of £0.1 million and a deferred tax credit of £1.1 million in respect of restructuring costs and other one-off items.

The tax charge of £2.2 million includes a £1.4 million deferred tax credit in respect of the UK. All other tax items relate to overseas operations.

Domestic income tax is calculated at 24.5% of the estimated assessable profit for the year. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

8. Dividends

	Nine months ended
	30 September 2013	30 September 2012
	£’m	£’m

Amounts recognised as distributions to equity holders in the period:

Final dividend for the year ended 31 December 2012 of 2.2 pence (2011: 2.0 pence) per share	3.8	3.5

Amounts recognised as a liability as at:

Interim dividend for the year ending 31 December 2013 of 1.2 pence (2012: 1.0 pence) per share	2.1	1.7

	5.9	5.2

The proposed interim dividend was approved by the Board on 1 August 2013 and has therefore been included as a liability on the balance sheet at 30 September 2013.

9. (Loss)/Earnings per share

	Nine months ended
	30 September		30 September
	2013		2012
	£’m		£’m
Earnings
Continuing operations
Basic and diluted:
(Loss)/ profit for the year – attributable to ordinary shareholders	(20.6)		2.4
Discontinued operations
Basic and diluted:
Loss for the year – attributable to ordinary shareholders	—		(0.1)

Total

Basic and diluted:
(Loss)/ profit for the year – attributable to ordinary shareholders	(20.6)		2.3
Number of shares
Weighted average number of 5p ordinary shares:
For basic earnings per share	173,583,551		173,583,551
For diluted earnings per share	175,991,100		175,655,138
(Loss)/Earnings per share
Continuing operations
Basic:	(11.9	)p	1.4p
Diluted:	(11.9	)p	1.4p
Discontinued operations
Basic:	—		(0.1	)p
Diluted:	—		(0.1	)p

Total

Basic:	(11.9	)p	1.3p
Diluted:	(11.9	)p	1.3p

10. Property, plant and equipment and other intangible assets

During the period, the Group capitalised £10.5 million (period ended 30 September 2012: £12.2 million) in respect of new equipment. Additions during the period included £3.5 million in respect of the land purchase and the warehouse transfer project in the US which will enable consolidation of operations at Old Hickory onto one site.

The Group also disposed of a specialist resin bond carded production line at Terno d’Isola in Italy for proceeds of £3.0 million (see Note 4). The equipment was sold, after the exercise of an option provided at the time of the Hygiene disposal.

11. Goodwill

Goodwill £’m
Cost
At 1 January 2012	100.1
Exchange adjustments	(3.5)
Assets reclassified as held for sale (Note 14)	(0.4)

At 1 January 2013	96.2
Exchange adjustments	1.1
Goodwill on acquisition (Note 13)	1.2

At 30 September 2013	98.5

Amortisation and impairment
At 1 January 2012	(59.9)
Exchange adjustments	2.7
Charge for the year	—

At 1 January 2013	(57.2)
Exchange differences	0.1
Impairment	(22.0)

At 30 September 2013	(79.1)

Carrying amount:
30 September 2013	19.4

31 December 2012	39.0

During the period ended 30 September 2013, the Company identified circumstances which indicated the goodwill attributable to Technical Fabrics in Europe may not be recoverable, which triggered an impairment test. The carrying value of goodwill of the Group’s operations in Europe were impaired by £22.0 million in the nine months ended 30 September 2013.

The methodology adopted for impairment testing for the nine months ended 30 September 2013 was consistent with that disclosed in Note 11 of the Group’s annual report for the year ended 31 December 2012.

The recoverable amounts of the CGUs are determined from value in use calculations, based on pre-tax cash flows discounted using a pre-tax discount rate. The key assumptions for the value in use calculations are those regarding the discount rates, growth rates and expected changes to selling prices and direct costs during the period. The discount rate applied in the review at September 2013 was 10.6%.

12. Bank loans and overdrafts

During the year ended 31 December 2012, Fiberweb France set up a €5.0 million (£4.1 million) debt factoring arrangement which was increased to €6.0 million (£5 million) in the nine months ended 30 September 2013. €5.2 million (£4.3 million) of the facility was utilised at 30 September 2013 (31 December 2012: €3.1 million (£2.5 million)).

Fiberweb completed the acquisition of an additional 39% of Terram Geosynthetics Private Limited (“TGPL”) on 12 July 2013 for £2.0 million, increasing its stake from 26% to 65%. On completion, Fiberweb consolidated around £2.5 million of debt associated with TGPL consisting of a term loan and working capital facility.

13. Acquisitions

Fiberweb completed the acquisition of an additional 39% of Terram Geosynthetics Private Limited (“TGPL”) on 12 July 2013 for £2.0 million, increasing its stake from 26% to 65%. At acquisition, TGPL had net debt of £2.5 million. TGPL has been integrated into the Group’s Geosynthetics segment.

The consolidated Fiberweb results for the period would not have been significantly different had TGPL been acquired on 1 January 2013.

The formal review of the fair values of the assets acquired and liabilities assumed is still in progress and will be completed within 12 months of the acquisition date. Accordingly the fair values presented are provisional. Adjustments will be made to the assets acquired and liabilities assumed during the allocation period to the extent that further information and knowledge come to light that more accurately reflect conditions at the acquisition date.

The consideration paid in respect of the acquisitions comprises the amount paid on completion. Transaction costs and expenses such as professional fees are charged to the income statement within administrative expenses.

Based on the initial estimate of the fair value of the assets and liabilities for TGPL at the date of acquisition, the Group has recognised provisional goodwill of £1.2 million. The acquisition provides opportunities for further development of the Group’s activities in the geosynthetics markets with focus on the Middle East, Russia and Asia. This provisional goodwill cannot be allocated to identifiable assets and liabilities and reflects:

•	The assembled workforce, and

•	The benefits of synergies and economies of scale resulting from the integration with existing Fiberweb businesses.

None of the goodwill recognised is expected to be deductible for income tax purposes.

In accordance with IFRS 3 Business Combinations, on completion of the additional investment, the Group recognised a gain of £0.5 million in respect of the fair value of the Group’s existing 26% holding, which had previously been fully written down.

A summary of the effect of the acquisitions is detailed below:

Fair value of assets acquired
£’m
Property, plant and equipment	5.4
Inventories	0.9
Trade and other receivables	0.3
Trade and other payables	(1.4)
Bank loans and overdrafts	(2.5)
Provisions for liabilities and charges	(0.2)
Tax and deferred tax	(0.5)

2.0
Goodwill	1.2

Consideration	3.2

Satisfied by:
Cash consideration	2.0
Gain on fair value of original 26%	0.5
Non-controlling interest	0.7

3.2

The net cash outflow in the period in respect of acquisition comprised:
Cash consideration	2.0
Acquisition related costs	0.2

Total cash outflow in respect of acquisitions	2.2

The acquired businesses contributed £Nil to the Group’s sales and decreased the Group’s profit before interest and tax for the period ended 30 September 2013 by £0.1 million.

There were no acquisitions in the nine months ended 30 September 2012, nor were any changes made to the provisional fair values relating to the acquisition accounting for prior year transactions.

14. Disposal of subsidiary

On 27 February 2013, the Group disposed of its interest in Fiberweb Melbourne Pty Ltd to Tapex Pty Ltd.

The net assets of Fiberweb Melbourne Pty Ltd at the date of disposal were as follows:

27 February 2013
£’m

Property, plant and equipment	—
Inventories	0.2
Trade and other receivables	0.4
Bank balances and cash	0.1
Deferred tax asset	0.1
Trade and other payables	(0.2)

0.6
Gain on disposal	—

Total consideration	0.6

Satisfied by:
Cash and cash equivalents	0.7
Less: costs to sell	(0.1)

0.6

Net cash inflow arising on disposal:
Consideration received in cash and cash equivalents	0.7
Less: cash and cash equivalents disposed of	(0.1)

0.6

The results of the Australian operations have not been disclosed as discontinued operations as they do not meet the criteria of a discontinued operation under IFRS 5 Non-current assets held for sale and discontinued operations.

There were no disposals of subsidiaries in the period ended 30 September 2012.

15. Discontinued operations

Disposal of the Hygiene business

On 30 December 2011, the Group disposed of the Hygiene business following the transfer of control to Petropar SA. The business disposed differed from the previously disclosed Hygiene segment as the disposal excluded the Dryer Sheet business in the US, the Terno d’Isola plant in Italy, the Biesheim plant in France and the Coronor business in Germany.

A gain of £1.5 million arose on the disposal, being the proceeds of disposal less the carrying amount of the businesses’ net assets plus disposal costs. The proceeds of disposal consisted of US$260 million in cash and a US$26 million one-year Vendor Loan Note.

During the nine months ended 30 September 2012, the amounts included within discontinued operations included:

•	Additional proceeds of £0.5 million resulting from the finalisation of the Completion Accounts process.

•	As part of the proceeds for the disposal of the Hygiene business, the Group issued a one-year Vendor Loan Note to Petropar for US$26 million at a coupon rate of 6% payable on redemption on 30 December 2012. This was repaid early on 2 August 2012 for US$25 million as full and final settlement. The US$1 million (£0.6 million) discount on settlement was recorded within discontinued operations.

•	An adjustment to the tax charge arising on the disposal of £1.9 million.

•	Finance costs and related foreign exchange losses arising on the final repayment of the RCF drawdowns and related swaps of £1.0 million.

•	Additional costs of £0.5 million relating to the disposed operations.

16. Cash flow from operating activities

	Nine months ended
	30 September 2013	30 September 2012
	£’m	£’m

(Loss)/profit for the period before tax from continuing operations	(17.9)	4.6
Loss for the period before tax from discontinued operations	—	(0.5)
Net finance expenses	0.7	1.2
Depreciation of property, plant and equipment	10.0	9.2
Amortisation of intangible assets	0.6	0.7
(Profit)/loss on sale of property, plant and equipment	(2.6)	0.2
Increase/(decrease) in provisions	1.9	(7.1)
Pension charge less pension scheme contributions	0.1	(2.4)
Share-based payments	0.2	—
Gain on step-acquisition of business	(0.5)	—
Non-cash impairment and asset write-downs	23.6	1.5
Profit on sale of previously impaired equipment	—	(0.2)
Other non-cash items	0.2	(0.3)

Operating cash flows before movement in working capital	16.3	6.9
(Increase)/decrease in inventory	(6.8)	4.1
Decrease/(increase) in trade and other receivables	2.5	(1.8)
(Decrease)/increase in trade and other payables	(4.2)	3.3

Cash generated by operations	7.8	12.5
Income taxes paid	(0.4)	(1.4)

Net cash flows from operating activities	7.4	11.1

17. Contingent liabilities

The Fiberweb business is party to legal proceedings and claims which arise in the normal course of business, including specific product liability and environmental claims in Fiberweb Americas. Any liabilities are likely to be mitigated by legal defences, insurance, reserves and third party indemnities.

The directors do not currently anticipate that the outcome of any such proceedings and claims either individually, or in aggregate, will have a material adverse effect upon Fiberweb’s financial position.

18. Retirement obligations

The defined benefit obligation as at 30 September 2013 is estimated on a year to date basis, based on the latest actuarial valuation as at 31 December 2012.

The defined benefit plan assets have been updated to reflect their market value as at 30 September 2013. Differences between the expected return on assets and the actual return on assets have been recognised as an actuarial loss in the condensed consolidated statement of comprehensive income in accordance with the Group’s accounting policy.

19. Related party transactions

On 12 July 2013, Fiberweb completed the acquisition of an additional 39% of TGPL increasing its stake from 26% to 65% (see Note 13). From this date TGPL has been fully consolidated into the Group’s results and thus ceases to be a related party. Fiberweb made purchases of £3.3 million (period ended 30 September 2012: £0.3 million) of geotextiles and received income of £Nil million (period ended 30 September 2012: £Nil) in respect of cross charges TGPL in the period. The amount due from TGPL at 12 July 2013 was £1.0 million (31 December 2012: £0.1 million).

20. Prior year restatement

Fiberweb Limited has applied the amended version of IAS 19 Employee Benefits from 1 January 2013 retrospectively. Under the revised standard past service costs are required to be recognised immediately. Previously Fiberweb had been amortising the past service costs arising on the changes made to the post-retirement medical benefits scheme in the US with a balance of £1.0 million remaining at 31 December 2012. This has been recognised in full on transition as a prior year adjustment as at 1 January 2010. In addition, the prior period income statement and balance sheet has been amended retrospectively. In addition to the changes made to the post service costs, the prior period has been restated to reflect the impact of the change in the return on assets to be calculated using the discount rate. For the financial year ended 31 December 2012, the IAS 19 liability recognised in the balance sheet has reduced by £1.0m and the IAS 19 amounts recognised in the income statement have increased by £0.5 million after tax.

21. Post balance sheet events

On 15 November 2013, Fiberweb plc was acquired by PGI Acquisition Limited, a subsidiary of Polymer Group, Inc (“PGI”). Fiberweb plc subsequently re-registered as Fiberweb Limited. This transaction impacts a number of the amounts shown in the financial statements. In particular:

•	Awards made under the Long Term Incentive Plan vested as a result of the change of control. The assumptions in these financial statements were based on normal assumptions with vesting over a three year period. As a result of the early vesting on the change of control, an additional IFRS 2 Share-based payment charge of £0.9 million was incurred.

•	2,999,236 shares were issued on 14 November 2013 to satisfy the awards vesting under the Long Term Incentive Plan as a result of the change of control.

•	As a result of the change of control, the Revolving Credit Facility was cancelled and repaid on 29 November 2013.

•	A number of adviser fees that were contingent on a successful transaction completion vested resulting in additional deal related costs of £2.5 which are not reflected in these financial statements.

•	The change of control will impact the amount of tax losses carried forward in a number of jurisdictions. The change of control may restrict the ability to utilise some of the UK tax losses. As this will depend on future actions, the impact on the deferred tax asset recognised on UK losses in these financial statements cannot yet be quantified.

•	A post transaction integration programme has commenced. The actions and financial impact of this programme are not yet known although the closure of the Richmond office has been announced. It is too early to quantify the costs related to this integration programme.